United States
Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005 (January 25, 2005)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or organization)	001-32417 (Commission File Number)	20-1869228 (I.R.S. Employer Identification No.)

530 Oak Court Drive, Suite 300, Memphis, Tennessee (Address of Principal Executive Offices)	38117 (Zip Code)

(901) 259-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

     On January 25, 2005, Education Realty Trust, Inc. (the “Company”) and Education Realty Operating Partnership, LP (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with an underwriting syndicate led by J.P. Morgan Securities Inc. and UBS Securities LLC (the “Underwriters) in connection with the sale of 19,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Underwritten Shares”), to the Underwriters in connection with the public offering of these securities. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the Underwritten Shares at a price of $15.00 per share (representing a public offering price of $16.00 less an underwriting discount of $1.00 per share). The Company has granted to the Underwriters an option to purchase up to 2,850,000 additional shares of common stock (collectively with the “Underwritten Shares,” the “Shares”) to cover over-allotments, if any. The Underwriting Agreement contains customary representations and warranties by the Company and the Operating Partnership. In addition, the Underwriting Agreement contains customary indemnification and contribution provisions whereby the Company, the Operating Partnership and the Underwriters have agreed to indemnify each other against certain liabilities. The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-11 (333-119264) originally filed with the Securities and Exchange Commission (the “Commission”) on September 24, 2004, and the Company’s Registration Statement on Form S-11 (333-122298) originally filed with the Commission on January 26, 2005, pursuant to Rule 462(b) promulgated under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

1.1	Underwriting Agreement dated January 25, 2005, by and among Education Realty Trust, Inc., Education Realty Operating Partnership, LP and an underwriting syndicate led by J.P. Morgan Securities Inc. and UBS Securities LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Education Realty Trust, Inc.

	By:	/s/ Paul O. Bower

Paul O. Bower, Chairman, Chief Executive Officer and President

Dated: January 27, 2005

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement dated January 25, 2005, by and among Education Realty Trust, Inc., Education Realty Operating Partnership, LP and an underwriting syndicate led by J.P. Morgan Securities Inc. and UBS Securities LLC.